Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal Year 2021 Financial Results

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com

SANTA CLARA, CALIF.— November 23, 2020—Ambarella, Inc. (Nasdaq: AMBA), an AI vision silicon company, today announced financial results for its third quarter of fiscal year 2021 ended October 31, 2020.

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Revenue for the third quarter of fiscal 2021 was $56.1 million, down 17.4% from $67.9 million in the same period in fiscal 2020. For the nine months ended October 31, 2020, revenue was $160.8 million, down 6.2% from $171.5 million for the nine months ended October 31, 2019.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2021 was 62.0%, compared with 57.6% for the same period in fiscal 2020. For the nine months ended October 31, 2020, GAAP gross margin was 60.8%, compared with 57.9% for the nine months ended October 31, 2019.

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GAAP net loss for the third quarter of fiscal 2021 was $17.1 million, or loss per diluted ordinary share of $0.49, compared with GAAP net loss of $4.3 million, or loss per diluted ordinary share of $0.13, for the same period in fiscal 2020. GAAP net loss for the nine months ended October 31, 2020 was $47.3 million, or loss per diluted ordinary share of $1.37. This compares with GAAP net loss of $31.8 million, or loss per diluted ordinary share of $0.97, for the nine months ended October 31, 2019.

Financial results on a non-GAAP basis for the third quarter of fiscal 2021 are as follows:

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Gross margin on a non-GAAP basis for the third quarter of fiscal 2021 was 62.7%, compared with 58.1% for the same period in fiscal 2020. For the nine months ended October 31, 2020, non-GAAP gross margin was 61.4%, compared with 58.5% for the nine months ended October 31, 2019.

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Non-GAAP net income for the third quarter of fiscal 2021 was $3.3 million, or earnings per diluted ordinary share of $0.09. This compares with adjusted non-GAAP net income of $11.3 million, or earnings per diluted ordinary share of $0.32, for the same period in fiscal 2020. Non-GAAP net income for the nine months ended October 31, 2020 was $6.7 million, or earnings per diluted ordinary share of $0.19. This compares with adjusted non-GAAP net income of $18.8 million, or earnings per diluted ordinary share of $0.55, for the nine months ended October 31, 2019.

Based on information available as of today, Ambarella is offering the following guidance for the fourth quarter of fiscal year 2021, ending January 31, 2021:

•	Revenue is expected to be between $56.0 million and $60.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 59.0% and 61.0%.

•	Operating expenses on a non-GAAP basis are expected to be between $31.0 million and $33.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. The non-GAAP net income for fiscal year 2021 includes a change in non-GAAP tax rate calculation to exclude losses from jurisdictions where there is no tax benefit associated to improve alignment of the non-GAAP income tax to the non-GAAP income (loss) before tax. Accordingly, non-GAAP net income and non-GAAP earnings per share for the third quarter and year-to-date of fiscal year 2020 ended October 31, 2019 have been adjusted for the change in non-GAAP income tax effect and presented consistent with fiscal year 2021 presentation. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the third quarter of fiscal 2021 was $423.6 million, compared with $410.7 million in the prior quarter and $400.8 million at the end of the same quarter a year ago.

“Our AI vision portfolio is well positioned for the megatrends around security, safety and automation, and the pandemic appears to be accelerating the digital transformation,” said Fermi Wang, President and CEO. “We are announcing a significant automotive revenue funnel and providing a strong CV growth outlook. We have also recently added new CV customers in Asia, expanded our organization and strengthened our position in high volume markets with the introduction of CV28.”

Stock Repurchase

In the third quarter of fiscal year 2021, the company did not repurchase shares. During the second quarter of fiscal year 2021, Ambarella’s Board of Directors approved an extension of the prior $50.0 million repurchase program for an additional twelve months ending June 30, 2021. As of today, there are approximately $49.0 million available for repurchases under the program. The repurchase program does not obligate the company to acquire any particular amount of ordinary shares, and it may be suspended at any time at the company’s discretion.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Casey Eichler, Chief Financial Officer, to discuss the third quarter of fiscal year 2021 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving, and robotic applications. Ambarella’s low-power System-on-Chips (SoCs) offer high-resolution video compression, advanced image processing, and powerful deep neural network processing to enable intelligent cameras to extract valuable data from high-resolution video streams. For more information, please visit www.ambarella.com

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the fourth quarter of fiscal year 2021 ending January 31, 2021, and the comments of our CEO relating to our ability to take advantage of trends around security, safety and automation in the markets we address, the impact of the current health pandemic on the markets we address, our growth outlook, the company’s ability to generate design wins and potential revenue in the automotive market, our strategic position in the markets we address, and the competitive strength of our products, including new products such as the CV28 SoC. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with global health conditions and associated risk mitigation measures; global economic and political conditions, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers, including trends around security, safety and automation; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as visual AI and computer vision functionality; our ability to develop, and to generate revenue from, new products; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2020 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the third fiscal quarter ended October 31, 2020 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the third quarter of fiscal year 2021, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the fourth quarter of fiscal year 2021, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue	$56,090	$67,922	$160,848	$171,520

Cost of revenue	21,298	28,819	63,078	72,127

Gross profit	34,792	39,103	97,770	99,393

Operating expenses:
Research and development	36,573	32,480	103,575	95,917
Selling, general and administrative	14,468	13,791	41,348	39,293

Total operating expenses	51,041	46,271	144,923	135,210
Loss from operations	(16,249)	(7,168)	(47,153)	(35,817)
Other income, net	673	1,917	3,231	6,308

Loss before income taxes	(15,576)	(5,251)	(43,922)	(29,509)

Provision (benefit) for income taxes	1,502	(942)	3,375	2,302

Net loss	$(17,078)	$(4,309)	$(47,297)	$(31,811)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.49)	$(0.13)	$(1.37)	$(0.97)

Diluted	$(0.49)	$(0.13)	$(1.37)	$(0.97)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	34,819,880	33,304,171	34,460,172	32,885,729

Diluted	34,819,880	33,304,171	34,460,172	32,885,729

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$368	$335	$981	$922
Research and development	11,496	10,601	31,402	31,306
Selling, general and administrative	7,113	6,372	19,024	17,740

Total stock-based compensation	$18,977	$17,308	$51,407	$49,968

The difference between GAAP and non-GAAP gross margin was 0.7% and 0.5%, or $368,000 and $335,000, for the three months ended October 31, 2020 and 2019, respectively. The difference between GAAP and non-GAAP gross margin was 0.6% and 0.6%, or $981,000 and $922,000, for the nine months ended October 31, 2020 and 2019, respectively. The differences were due to the effect of stock-based compensation.

AMBARELLA, INC.
RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE
(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
	(unaudited)
GAAP net loss	$(17,078)	$(4,309)	$(47,297)	$(31,811)

Non-GAAP adjustments:
Stock-based compensation expense	18,977	17,308	51,407	49,968
Income tax effect	1,407	(1,737)	2,605	634

Non-GAAP net income	$3,306	$11,262	$6,715	$18,791

GAAP - diluted weighted average shares	34,819,880	33,304,171	34,460,172	32,885,729
Non-GAAP - diluted weighted average shares	35,801,017	34,789,673	35,469,263	34,052,772

GAAP - diluted net loss per share	$(0.49)	$(0.13)	$(1.37)	$(0.97)
Non-GAAP adjustments:
Stock-based compensation expense	0.55	0.52	1.49	1.52
Income tax effect	0.04	(0.05)	0.08	0.02
Effect of Non-GAAP - diluted weighted average shares	(0.01)	(0.02)	(0.01)	(0.02)
Non-GAAP - diluted net income per share	$0.09	$0.32	$0.19	$0.55

AMBARELLA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)
	October 31, 2020	January 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$225,508	$231,403
Marketable debt securities	198,129	173,345
Accounts receivable, net	24,111	18,487
Inventories	23,712	22,971
Restricted cash	10	9
Prepaid expenses and other current assets	4,777	4,975

Total current assets	476,247	451,190

Property and equipment, net	5,131	5,614
Deferred tax assets, non-current	10,463	10,400
Intangible assets, net	17,352	17,826
Operating lease right-of-use assets, net	8,734	9,935
Goodwill	26,601	26,601
Other non-current assets	5,027	5,710

Total assets	$549,555	$527,276

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	14,613	14,910
Accrued and other current liabilities	41,922	34,970
Operating lease liabilities, current	2,809	2,181
Income taxes payable	1,711	691
Deferred revenue, current	1,178	701

Total current liabilities	62,233	53,453
Operating lease liabilities, non-current	6,662	7,975
Other long-term liabilities	18,007	17,776

Total liabilities	86,902	79,204

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	16	15
Additional paid-in capital	322,502	261,220
Accumulated other comprehensive income	1,363	768
Retained earnings	138,772	186,069

Total shareholders’ equity	462,653	448,072

Total liabilities and shareholders’ equity	$549,555	$527,276